Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM.  THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER THIS NOTE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION AND/OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

 January 4, 2010
 Draper, Utah

aVINCI MEDIA CORPORATION
SECURED CONVERTIBLE PROMISSORY NOTE

aVinci Media Corporation, a Delaware corporation (the “Issuer”), for value received, hereby promises to pay to _________________ (the “Payee”) at _______________, or at such other address as the Payee may designate in writing, the principal sum of _______________ in lawful money of the United States, together with interest thereon from the date hereof at the interest rate hereinafter set forth until payment in full of the outstanding principal balance.

1. MATURITY.  Unless converted into Preferred Stock (as defined in Section 7(a)) by the Payee pursuant to its conversion rights set forth in Section 7(a), the Issuer shall repay all of the outstanding principal balance and all accrued and unpaid interest on the earliest of (i) December 31, 2011, (ii) the sale of all of the then outstanding shares of the Issuer’s common stock (the “Common Stock”), (iii) the sale of all of the then outstanding equity securities of the Issuer’s subsidiary, aVinci Media, LC, a Utah limited liability company (the “Subsidiary”), (iv) the sale of all or substantially all of the assets of the Issuer or the Subsidiary, (v) the merger of the Issuer with or into another entity where immediately after such merger the Issuer’s former shareholders own less than fifty percent (50%) of the outstanding voting securities of the surviving entity (or the surviving entity’s parent entity if there is one), or (vi) the occurrence of a Default, as provided in Section 8.

2. INTEREST.

(a) Interest Rate.  The outstanding principal balance of this Note shall bear interest at the annual rate of eight percent (8.0%).  Interest shall accrue on the actual number of days elapsed based upon a three hundred sixty-five (365)-day year.  Interest shall compound quarterly.  Interest shall be due and payable on the maturity of this Note.

(b) Additional Interest.  As additional interest, whenever the Issuer makes a distribution to the holders of the outstanding Preferred Stock, the Issuer shall pay the Payee the amount that the Payee would receive if the principal and accrued interest of this Note had been converted into Preferred Stock pursuant to Section 7(a) immediately prior to the record date for such distribution.

(c) Late Charge.  If the Payee has not received any payment of principal or interest required pursuant to the terms of this Note within five (5) days after the date when such payment was due and payable, then the Issuer shall pay the Payee a late charge equal to three percent (3%) of the past due payment amount.  Such late charge is for the purpose of defraying the expenses incident to handling such delinquent payment, and represents a reasonable estimate by the Payee and the Issuer of a fair compensation for the losses sustained by the Payee due to the Issuer’s failure to make timely payment.

(d) Default Interest Rate.  If the Issuer is in Default (as defined in Section 8) then the interest rate set forth in Section 2(a) shall be increased by five percent (5%) per annum for such time as the Issuer is in Default.

(e) Usury Savings Clause.  Notwithstanding anything else to the contrary, the interest rate provided for herein shall not exceed the maximum rate of interest allowed under applicable usury law.  Any payment paid in excess of this maximum rate of interest shall be deemed to be a prepayment of principal, notwithstanding the advance notice provisions set forth in Section 3.  All payments received hereunder shall be applied first to expenses payable to the Payee pursuant to the terms hereof, next to accrued interest, and then to the outstanding principal balance hereof.

3. PREPAYMENT.  At its option, the Issuer may prepay all or any portion of the outstanding principal balance of this Note at any time or from time to time without penalty or premium by giving the Payee not less than thirty (30) days advance written notice and paying one hundred percent (100%) of the principal amount being prepaid plus all accrued and unpaid interest thereon.  All principal amounts prepaid shall cease to bear interest on the date of payment.  The Payee may not convert (as set forth in Section 7) any principal or accrued interest that is prepaid after the date of payment.

4. TRANSFER.  The Payee may not offer, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of or encumber this Note without the prior written consent of the Issuer, which consent the Issuer may not unreasonably withhold.  The Payee may transfer this Note to an affiliate of the Payee without the Issuer’s consent if the Payee complies with all federal and applicable state securities laws.

5. SECURITY.  This Note is secured pursuant to that certain Security Agreement, of even date herewith (the “Security Agreement”) by and among the Payee, John E. Tyson, a Nevada resident (“Tyson”), the Issuer, and the Subsidiary.

6. SENIORITY.  This Note shall be considered as “Senior Debt” and shall be senior or prior in right of payment of principal and interest to all present and future debt of the Issuer, except for that certain Secured Convertible Promissory Note (the “Tyson Note”) of even date herewith by the Issuer in favor of Tyson, which promissory note shall be considered of equal right and priority to this Note, and except for all purchase money obligations outstanding on the date hereof that are secured by the property purchased by such obligation.  The Issuer shall not incur, create, assume, guarantee, or otherwise become liable for any new debt that is senior or pari passu to this Note, unless the proceeds of such new debt will be used to repay this Note and the Tyson Note in full.

7. CONVERSION.

(a) Conversion.  At the option of the Payee, at any time and from time to time, the Payee may convert all or any portion of the outstanding principal balance and/or accrued but unpaid interest on this Note (in any amount) into that number of fully paid and nonassessable shares of the Issuer’s most senior class of convertible preferred shares outstanding at the time of the conversion or other applicable times as the case may be (the “Preferred Stock”), rounded to the nearest full share, that at such time would be convertible into the number of shares of Common Stock equal to the quotient of the amount of principal and/or accrued interest on this Note being converted divided by the then Conversion Price (as such term is defined in Section 7(d)).  All accrued but unpaid interest with respect to any principal portion of this Note that is converted may also be converted into shares of Preferred Stock or may be paid in cash at the maturity of this Note at the election of the Payee.  The Payee may convert any accrued but unpaid interest without converting the principal as to which such interest was accrued.

(b) Exercise of Conversion Rights.  To exercise the election to convert this Note, the Payee shall (i) give written notice to the Issuer of the election to convert, (ii) surrender this Note, and (iii) provide the Issuer a written representation letter containing such representations as the Issuer may reasonably request to comply with federal and all applicable state securities laws.  The Issuer shall issue and deliver to the Payee a certificate or certificates for the shares of Preferred Stock to which the Payee is entitled.  The conversion shall be deemed to have been made immediately prior to the close of business on the later of the date that the Payee surrenders this Note or the date that the Payee provides the written representation letter, and the Payee shall be treated for all purposes as the record holders of such shares of Preferred Stock as of that date.

(c) Fractional Share.  The Issuer shall not issue any fractional share of Preferred Stock on the conversion of this Note.  If any fractional share would, except for the provisions of this Section 7(c), be issuable on the conversion of this Note, then instead the Issuer shall pay the Payee an amount in cash (computed to the nearest cent) equal to the current market value of the fractional share, or if there is no current market value for the Preferred Stock, then the Issuer’s Board of Directors in good faith shall determine the fair market value of the Preferred Stock.

(d) Conversion Price.  The conversion price (the “Conversion Price”) initially shall be Six Cents ($0.06).  The Conversion Price shall be subject to adjustment from time to time in the event of a stock split or combination of shares of Common Stock or a dividend payable in shares of Common Stock, or in the event the Issuer issues shares of Common Stock for a price less than the then Conversion Price, issues options, warrants, or rights exercisable to purchase shares of Common Stock at an exercise price less than the then Conversion Price, issues securities convertible into shares of Common Stock at a conversion price less than the then Conversion Price, or issues options, warrants, or rights exercisable to purchase securities convertible into shares of Common Stock at a conversion price less than the then Conversion Price (collectively, a “Dilution Event”).  Notwithstanding the foregoing, a Dilution Event shall not include the issuance of shares of Common Stock on the exercise of options or warrants or the conversion of convertible securities outstanding on the date hereof.  Upon a Dilution Event, the Conversion Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), to be equal to the Conversion Price immediately prior to the Dilution Event, multiplied by a fraction, the numerator of which is the sum of (a) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the Dilution Event plus (b) the number of shares of Common Stock that the aggregate consideration received or deemed to be received pursuant to Section 7(e) in the Dilution Event giving rise to this adjustment would purchase at the then Conversion Price, and the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis immediately after the Dilution Event.  If a Dilution Event also results in the adjustment of the conversion price of the Preferred Stock according to its terms, then the Conversion Price shall not be adjusted to the extent that the effect of the adjustment of the Conversion Price is duplicative of the effect of the adjustment of the conversion price of the Preferred Stock.  The Issuer shall give the Payee prompt notice of any adjustment pursuant to this Section 7(d), including copies of all documents and calculations supporting such adjustment.

(e) Consideration Received. The consideration received by the Issuer for any Dilution Event shall be the sum of all cash and the fair market value of all property other than cash, as determined by the Issuer’s Board of Directors in good faith and reasonably acceptable to the Payee, received or applied to the benefit of the Issuer plus, for options, warrants, and rights, the amount equal to the exercise price multiplied by the number of securities subject to such option, warrant, or right.  When equity securities are issued in connection with debt securities, the debt securities shall be valued at their full face value when allocating the consideration received by the Issuer between the equity and debt securities.  Shares issued in a split, combination, or dividend of the Common Stock shall be deemed to be issued for no consideration.

(f) Reclassification.  If the Issuer reorganizes or reclassifies its capital stock such that the Preferred Stock no longer exists, then this Note shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Preferred Stock issuable on conversion of this Note would have been entitled on the reorganization or reclassification, and the Issuer’s Board of Directors shall make appropriate adjustments to this Section 7, including but not limited to adjustments to the Conversion Price, such that this Section 7 shall thereafter be applicable, as nearly as possible, to the shares or other property thereafter issuable on conversion of this Note.  The Issuer shall notify the Payee in writing of the date on which the reorganization or reclassification is to take place and the record date as of which holders of record of shares of Preferred Stock shall be entitled to exchange such shares for securities or other property deliverable on such reorganization or reclassification.  The notice shall be mailed at least ten (10) days prior to the earlier of the date on which the reorganization or reclassification is to take place or the record date.

(g) Reservation of Shares.  The Issuer shall at all times reserve and keep available, out of its authorized but unissued shares of Preferred Stock, the full number of shares of Preferred Stock issuable on conversion of the principal and accrued interest of this Note.  The Issuer shall from time to time, in accordance with Delaware law, increase the authorized number of shares of Preferred Stock if at any time the authorized number of shares of Preferred Stock remaining unissued shall not be sufficient to permit the conversion of this Note.

(h) Taxes.  The Issuer shall pay all issue and other taxes that may be payable on the conversion of this Note, except that the Issuer shall not be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of shares of Preferred Stock in a name other than that of the Payee.  No such issue or delivery shall be made unless and until the Payee has paid the Issuer the amount of any such tax or has established to the satisfaction of the Issuer that such tax has been paid.

(i) Notice of Transaction.  If the Issuer (or the Subsidiary) intends to enter into a transaction of the type set forth in Section 1(ii) through (v), or pay any dividend or distribution on the Preferred Stock or the Common Stock, then the Issuer shall give the Payee written notice thereof within thirty (30) days prior to the consummation of such transaction.

8. DEFAULT.  Upon the occurrence of any of the following (a “Default”), the Payee may declare the outstanding principal balance of this Note and all accrued but unpaid interest immediately due and payable, by giving written notice to the Issuer:

(a) Failure to Pay.  The Issuer fails to make any payment of principal or interest of this Note within five (5) days of the date such payment was due and payable; or

(b) Event of Default.  There is an Event of Default as set forth in the Security Agreement.

9. COLLECTION.  In the event of a Default, the Payee may place this Note in the hands of an attorney for collection and the Issuer shall pay all costs of collection, including but not limited to court costs and attorneys’ fees.

10. WAIVER.  The Issuer hereby waives diligence, presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment of this Note, and specifically consents to and waives notice of any renewal or extension of this Note.  The Issuer hereby waives the benefits of the statute of limitations to the maximum extent allowed by law.  No delay by the Payee in exercising any power or privilege hereunder, nor the single or partial exercise of any power or privilege hereunder, shall preclude any other or further exercise thereof, or the exercise of any other power or privilege hereunder.

11. AMENDMENT.  This Note may be waived, changed, modified, or amended only with the written consent of the parties hereto.

12. NOTICES.  All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be delivered personally or sent by overnight courier or by certified mail, return receipt requested.  Notices delivered personally or sent by overnight courier shall be effective on the date received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails.  Notices shall be given to the Issuer at the following address, to the Payee at the address set forth in the introductory paragraph of this Note, or to such other address as any party may designate in writing:

If to the Issuer:	Mr. Chett B. Paulsen Chief Executive Officer aVinci Media Corporation 11781 South Lone Peak Parkway Suite 270 Draper, Utah 84020-6884
13. ASSIGNMENT.  Subject to the restrictions on transfer described in Section 4, the rights and obligations of the Issuer and the Payee shall be binding upon and inure to the benefit of its successors, assigns, heirs, executors, administrators, and transferees.

14. LAW GOVERNING.  This Note has been negotiated, executed, and delivered and shall be performed in the State of Utah, and shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without regard for its conflict of laws rules.  The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Utah and any United States District Court situated in the State of Utah for any suit or proceeding arising out of or based upon this Note.

15. CONSTRUCTION.  The headings in the Sections of this Note are for convenience only and shall not constitute a part hereof.  All references to numbered sections contained herein refer to the sections of this Note unless otherwise expressly stated.  Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely.  The terms and all parts of this Note shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

16. TIME OF THE ESSENCE.  Time is hereby expressly declared to be of the essence of this Note and of every provision hereof.

17. WAIVER OF TRIAL BY JURY.  THE ISSUER HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT, OR PROCEEDING IN CONNECTION WITH OR ARISING OUT OF (i) THIS NOTE, (ii) THE RELATIONSHIP BETWEEN THE ISSUER AND PAYEE OF DEBTOR AND CREDITOR, (iii) ANY CLAIM OF INJURY OR DAMAGE RELATING TO ANY OF THE FOREGOING, OR (iv) THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE WITH RESPECT THERETO.  THE PARTIES INTEND THAT THE SHAREHOLDERS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, AND REPRESENTATIVES OF THE ISSUER AND THE PAYEE BE INTENDED THIRD PARTY BENEFICIARIES OF THIS SECTION 17.  THE ISSUER HAS HAD THE OPPORTUNITY TO OBTAIN THE ADVICE OF LEGAL COUNSEL BEFORE SIGNING THIS AGREEMENT AND ACKNOWLEDGES THAT IT HAS VOLUNTARILY AGREED TO THIS WAIVER OF THE RIGHT TO A TRIAL BY JURY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND LEGAL CONSEQUENCE.

[signature on the next page]

IN WITNESS WHEREOF, the Issuer has caused this Note to be issued on the date first written above.

aVinci Media Corporation

By:	/s/
Chett B. Paulsen
Chief Executive Officer

By:	/s/
Edward B. Paulsen
Secretary